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                                                                      Exhibit 23





                         Consent of Independent Auditors
                         -------------------------------






             We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-11335) pertaining to the McDonald & Company Investments, Inc. Stock Option Plan, Registration Statement (Form S-8 Number 33-37603) pertaining to the McDonald & Company Investments, Inc. 1990 Stock Option Plan for Outside Directors, Registration Statement (Form S-8 Number 33-54521) pertaining to the McDonald & Company Investments, Inc. 1993 Stock Bonus Plan, Registration Statement (Form S-8 Number 33-65491) pertaining to the McDonald & Company Investments, Inc. 1995 Stock Bonus Plan, Registration Statement (Form S-8 Number 33-65489) pertaining to the McDonald & Company Investments, Inc. 1995 Key Employees Stock Option Plan, and Registration Statement (Form S-8 Number 33-34889) pertaining to the 1995 Stock Option Plan for Non-Officer Directors, of our report dated May 5, 1998, with respect to the consolidated financial statements of McDonald & Company Investments, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended March 28, 1998.


                                          /s/ Ernst & Young LLP




Cleveland, Ohio
June 19, 1998



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